Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Brisset Beer International Inc.
Montreal, Quebec, Canada

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated August 29, 2016 relating to the financial statements of Brisset Beer International Inc. as of and for the years ended May 31, 2016 and 2015.
We further consent to being named as "Experts" in accounting and auditing as defined in the report.

/s/ZBS Group LLP

Plainview, New York
November 11, 2016